Exhibit 99

FOR IMMEDIATE RELEASE

DATE: October 23, 2008

CONTACT:	Brian L. Vance
President and Chief Executive Officer
(360) 943-1500

HERITAGE FINANCIAL CORPORATION OF OLYMPIA, WASHINGTON

ANNOUNCES THIRD QUARTER 2008 EARNINGS

3RD QUARTER HIGHLIGHTS

•	Net interest margin increased to 4.66% for the quarter ended September 30, 2008 from 4.50% for the prior year quarter ended September 30, 2007 and from 4.56% for the linked-quarter ended June 30, 2008

•

Core efficiency ratio lowered to 58.75% for the quarter ended September 30, 2008 from 61.51% for the linked-quarter ended June 30, 2008 and lowered to 60.60% for the nine months ended September 30, 2008 from 63.04% for the same prior year period

•	Core deposits as of September 30, 2008 increased 11% from December 31, 2007

•	Nonperforming assets to total assets decreased to 0.93% at September 30, 2008 from 0.94% at June 30, 2008

HERITAGE FINANCIAL CORPORATION (NASDAQ: HFWA) Brian L. Vance, President and CEO of Heritage Financial Corporation (“Company”) today reported net income for the third quarter ended September 30, 2008 of $2,081,000 compared with $2,933,000 for the quarter ended September 30, 2007. Diluted earnings per share for the quarter ended September 30, 2008 were $0.31 compared to $0.44 for the quarter ended September 30, 2007.

Net income for the nine months ended September 30, 2008 was $6,545,000 compared to $7,933,000 for the nine months ended September 30, 2007. Diluted earnings per share for the nine months ended September 30, 2008 were $0.99 compared with $1.19 per diluted share for the nine months ended September 30, 2007.

In the nine months ended September 30, 2008, the Company recorded losses totaling $1.26 million ($818,000 net of tax) relating to its investments in the AMF Ultra Short Mortgage Fund. These losses resulted from an other-than-temporary impairment charge in the second quarter of 2008 and a subsequent third quarter redemption-in-kind in which fund shares were exchanged for a pro-rata share of cash and underlying securities in the fund. The securities have been placed in the Company’s held to maturity investment portfolio. Excluding this impairment charge, the diluted earnings per share for the three months and nine months ended September 30, 2008 were $0.33 and $1.11, respectively, compared to $0.44 and $1.19 for the three and nine months ended September 30, 2007, respectively. The following table has been inserted to show the effects of the impairment charge on core operating earnings.

Core Earnings

(A non-GAAP measure of income from customary business activities)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net income	$2,081	$2,933	$6,545	$7,933
Add: Impairment charge on investment (net of tax)	96	—	818	—

Core earnings	$2,177	$2,933	$7,363	$7,933

Non-interest expense	$7,260	$7,028	$22,516	$21,390
Deduct: Impairment charge on investment	147	—	1,259	—

Core non-interest expense	$7,113	$7,028	$21,257	$21,390

Diluted earnings per share:
GAAP earnings	$0.31	$0.44	$0.99	$1.19
Core earnings	$0.33	$0.44	$1.11	$1.19
Return on average equity:
GAAP earnings	9.25%	13.88%	9.89%	12.88%
Core earnings	9.68%	13.88%	11.12%	12.88%
Efficiency ratio:
GAAP earnings	59.97%	60.23%	64.18%	63.04%
Core earnings	58.75%	60.23%	60.60%	63.04%

For the quarter ended September 30, 2008, return on average equity was 9.25% (core return on average equity was 9.68%) compared to 13.88% for the quarter ended September 30, 2007. The Company’s capital position remains strong at 9.81% of total assets as of September 30, 2008, a substantial increase from 9.19% at September 30, 2007. Average equity for the quarter ended September 30, 2008 increased 6.4% to $89.2 million from $83.8 million for the quarter ended September 30, 2007. For the nine months ended September 30, 2008, the Company’s return on average equity was 9.89% (core return on average equity was 11.12%) compared to 12.88% for the nine months ended September 30, 2007.

The Company’s total assets decreased $0.5 million to $905.2 million at September 30, 2008 from $905.7 million at September 30, 2007. Since December 31, 2007, total assets have increased $19.1 million or 2.2%. Net loans (loans receivable less allowance for loan losses and excluding loans held for sale) increased $7.3 million, or 0.9%, to $799.3 million at September 30, 2008 from $792.1 million at September 30, 2007. Since December 31, 2007 net loans have increased $30.4 million or 4.0%.

Deposits increased year over year $9.4 million, or 1.2%, to $795.1 million at September 30, 2008 from $785.7 million at September 30, 2007. Since December 31, 2007 deposits have increased $18.8 million, or 2.4% and core deposits (total deposits less certificate of deposit accounts) increased $45.0 million, or 10.8%.

Net interest income before provision for loan losses was $9,856,000 for the quarter ended September 30, 2008 compared to $9,478,000 for the quarter ended September 30, 2007, an increase of 4.0%. For the nine months ended September 30, 2008, net interest income before provision for loan losses was $28,309,000 compared to $27,478,000 for the nine months ended September 30, 2007, an increase of 3.0%.

The net interest margin (net interest income divided by average earning assets) increased to 4.66% for the quarter ended September 30, 2008 compared to 4.56% for the quarter ended June 30, 2008 and 4.50% for the quarter ended September 30, 2007. The net interest margin for the nine months ended September 30, 2008 increased to 4.56% from 4.53% for the nine months ended September 30, 2007.

Nonperforming assets at September 30, 2008 were $8,452,000, or 0.93% of total assets, an increase of $7,866,000 from $586,000, or 0.06% of total assets, at September 30, 2007 and an increase of $7,262,000 from $1,190,000, or 0.13% of total assets, at December 31, 2007. However, nonperforming assets decreased slightly from $8,456,000, or 0.94% of total assets, at June 30, 2008. The Company’s nonperforming assets to total assets ratio of 0.93% at September 30, 2008 is 202 basis points lower than the June 30, 2008 average ratio of 2.95% for West Coast publicly traded commercial banks as monitored by D.A. Davidson and Company.

The loan loss provision in the third quarter of 2008 of $1,760,000 increased $1,550,000 from $210,000 in the third quarter of last year and $1,050,000 from $710,000 in the prior linked-quarter ended June 30, 2008. The Company had net charge-offs in the third quarter of 2008 of $376,000 versus $219,000 in the third quarter of 2007 and net charge-offs of $576,000 for the first nine months of this year versus $452,000 for the same period last year. Loan loss reserves as a percent of total loans increased to 1.56% at September 30, 2008 from 1.27% at September 30, 2007 and 1.33% at December 31, 2007. The increase in the loan loss reserves was due to management’s assessment of the increased risk in the loan portfolio due to the current economic environment as well as increases in nonperforming loans.

Non-interest income was $2,251,000 for the quarter ended September 30, 2008 compared to $2,191,000 for the quarter ended September 30, 2007, an increase of 2.7%. For the nine months ended September 30, 2008, non-interest income was $6,771,000 compared to $6,453,000 for the same period in 2007, an increase of 4.9%. The increases for both the three and nine month periods are the result of gain on sale of loans, service charges on deposits and merchant visa income.

Non-interest expense was $7,260,000 for the quarter ended September 30, 2008 compared to $7,028,000 for the quarter ended September 30, 2007, an increase of 3.3%. For the nine months ended September 30, 2008, non-interest expense was $22,516,000 compared to $21,390,000 for the same period in 2007, an increase of

5.3%. Excluding the impairment charge on investment, for the three months ended September 30, 2008, non-interest expense increased $85,000, or 1.2%, from the same prior year quarter and for the nine months ended September 30, 2008, non-interest expense decreased $133,000, or 0.6%, from the same prior year period.

The Company’s efficiency ratio decreased to 59.97% for the quarter ended September 30, 2008 from 71.05% for the quarter ended June 30, 2008 and from 60.23% for the quarter ended September 30, 2007 (excluding the impairment charge on investment, the efficiency ratio for the quarters ended September 30, 2008 and June 30, 2008 were 58.75% and 61.51%, respectively). The efficiency ratio increased to 64.18% for the nine months ended September 30, 2008 from 63.04% for the nine months ended September 30, 2007. For the nine months ended September 30, 2008, excluding the effects of the impairment charge on investment, the efficiency ratio is 60.60%.

Mr. Vance commented, “The fundamentals of community banking continue to be our focus. We continue to maintain strong liquidity, which is vitally important in the current economic environment. As of September 30, our total borrowings were less than $16 million with no brokered CD’s and no trust preferred debt. In addition, we have maintained good credit quality keeping our ratio of nonperforming assets to total assets at less than 1%. However, due to the current economic conditions, especially in the single-family real estate construction sector, we have increased our loan loss provision in the third quarter to $1.76 million compared to $710,000 in the prior quarter. Even though our potential problem loan totals have remained relatively flat for the last two quarters and our loan losses have not appreciably increased, we felt it prudent to increase our loan loss reserve primarily due to our existing potential problem loans increasingly showing more loss potential.”

“I am pleased by improvements in our net interest margin and efficiency ratio,” Mr. Vance continued. “Our net interest margin increased 10 basis points from the prior quarter at a time when most banks are experiencing margin compression. This increase can be attributed to our discipline in pricing both loans and deposits as well as our growth in core deposits. The increase in net interest margin, in addition to our expense management measures, have resulted in our efficiency ratio improving to less than 60% for the quarter.”

Mr. Vance concluded, “Even with the increase to our loan loss provision, our core financial metrics continue to demonstrate our strong overall performance as a fundamentally sound community bank.”

On September 18, 2008, the Company’s Board of Directors declared a dividend of $0.14 per share payable on October 31, 2008 to shareholders of record on October 15, 2008. This is the forty-third consecutive quarterly dividend to be paid. Potential payment of dividends are reviewed quarterly by the Board of Directors based on various factors including income and capital positions.

Heritage Financial Corporation is a bank holding company headquartered in Olympia, Washington. The Company operates two community banks, Heritage Bank and Central Valley Bank. Heritage Bank serves Pierce, Thurston, south King and Mason Counties in the South Puget Sound region of Washington through its fourteen full-service banking offices and its Online Banking Website www.HeritageBankWA.com. Central Valley Bank serves Yakima and Kittitas Counties in central Washington through its six full-service banking offices and its Online Banking Website www.CVBankWA.com. Additional information about Heritage Financial Corporation is available on its Internet Website www.HF-WA.com.

This release includes statements concerning future performance, developments, or events; expectations for growth and market forecasts; and other guidance on future periods. Forward-looking statements are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Specific factors include, but are not limited to, the effect of interest rate changes, risks associated with acquisition of other banks and opening new branches, the ability to control costs and expenses, and general economic conditions. These factors could affect the Company’s financial results. Additional information on these and other factors are included in the Company’s filings with the Securities and Exchange Commission.

HERITAGE FINANCIAL CORPORATION

CONDENSED STATEMENTS OF FINANCIAL CONDITION

(Dollar amounts in thousands, except per share amounts; unaudited)

	September 30, 2008	December 31, 2007	September 30, 2007
Loans held for sale	$570	$447	$—
Loans receivable	811,964	779,319	802,285
Allowance for loan losses	(12,628)	(10,374)	(10,224)

Net loans	799,336	768,945	792,061
Investment securities and interest earning deposits	39,566	45,612	40,582
Goodwill and other intangible assets	13,456	13,514	13,608
Other assets	52,232	57,537	59,441

Total assets	$905,160	$886,055	$905,692

Deposits	$795,065	$776,280	$785,667
Borrowings	15,557	16,941	27,942
Other liabilities	5,731	7,867	8,826
Stockholders’ equity	88,807	84,967	83,257

Total liabilities and equity	$905,160	$886,055	$905,692

Other Data
At year end:
Nonaccrual loans	$8,283	$1,021	$586
Real estate and other assets owned	169	169	—

Nonperforming assets	$8,452	$1,190	$586
Allowance for loan losses to:
Loans	1.56%	1.33%	1.27%
Nonperforming loans	152.46%	1,016.06%	1,745.68%
Nonperforming assets to total assets	0.93%	0.13%	0.06%
Equity to assets ratio	9.81%	9.59%	9.19%
Book value per share	$13.27	$12.79	$12.54
Tangible book value per share	$11.26	$10.76	$10.49

		Quarter Ended

AVERAGE BALANCES

	September 30, 2008	December 31, 2007	September 30, 2007
Average assets	$898,243	$883,948	$893,165
Average earning assets	838,617	825,720	834,821
Average total loans	808,794	791,685	799,934
Average deposits	787,852	779,087	770,878
Average equity	89,241	85,555	83,827
Average tangible equity	75,775	71,982	70,207

	Nine Months Ended
	September 30, 2008	September 30, 2007
Average assets	$888,608	$868,866
Average earning assets	830,835	810,603
Average total loans	792,516	776,743
Average deposits	782,825	747,219
Average equity	88,413	82,373
Average tangible equity	74,927	68,734

HERITAGE FINANCIAL CORPORATION

CONDENSED INCOME STATEMENTS

(Dollar amounts in thousands, except per share and share amounts; unaudited)

	Quarter Ended September 30, 2008	Quarter Ended June 30, 2008	Three Month % Change	Quarter Ended September 30, 2007	Year Over Year % Change
Interest income	$14,193	$13,976	1.6%	$16,268	-12.8%
Interest expense	4,337	4,587	-5.5%	6,790	-36.1%

Net interest income	9,856	9,389	5.0%	9,478	4.0%
Provision for loan losses	1,760	710	147.9%	210	738.1%
Non-interest income	2,251	2,274	-1.0%	2,191	2.7%
Non-interest expense (3)	7,260	8,286	-12.4%	7,028	3.3%

Income before income taxes	3,087	2,667	15.7%	4,431	-30.3%
Federal income tax	1,006	863	16.6%	1,498	-32.8%

Net income	$2,081	$1,804	15.4%	$2,933	-29.05%

Earnings per share:
Basic	$0.32	$0.27	18.5%	$0.45	-28.9%
Diluted	$0.31	$0.27	14.8%	$0.44	-29.5%
Performance Ratios (1):
Net interest margin	4.66%	4.56%		4.50%
Efficiency ratio (2)	59.97%	71.05%		60.23%
Return on average assets	0.92%	0.82%		1.30%
Return on average equity	9.25%	8.15%		13.88%
Weighted Average Common Shares Outstanding:
Basic	6,601,433	6,598,888		6,576,399
Diluted	6,643,260	6,645,380		6,674,620

(1)	Ratios are calculated on an annualized basis.

(2)	Non-interest expense divided by the sum of net interest income before provision for loan losses plus non-interest income.

(3)	Non-interest expense for the quarters ended September 30, 2008 and June 30, 2008 include impairment losses on investment securities in the amounts of $147,000 and $1,112,000, respectively.

HERITAGE FINANCIAL CORPORATION

CONDENSED INCOME STATEMENTS

(Dollar amounts in thousands, except per share and share amounts; unaudited)

Income Statement

	Nine Months Ended
	September 30, 2008	September 30, 2007	% Change
Interest income	$42,870	$46,820	-8.4%
Interest expense	14,561	19,342	-24.7%

Net interest income	28,309	27,478	3.0%
Provision for loan losses	2,830	570	396.5%
Non-interest income	6,771	6,453	4.9%
Non-interest expense (3)	22,516	21,390	5.3%

Income before income taxes	9,734	11,971	-18.7%
Federal income tax	3,189	4,038	-21.0%

Net income	$6,545	$7,933	-17.5%

Earnings per share:
Basic	$0.99	$1.21	-18.2%
Diluted	$0.99	$1.19	-16.8%
Performance Ratios (1):
Net interest margin	4.56%	4.53%
Efficiency ratio (2)	64.18%	63.04%
Return on average assets	0.99%	1.22%
Return on average equity	9.89%	12.88%
Weighted Average Common Shares Outstanding:
Basic	6,595,977	6,552,829
Diluted	6,642,588	6,677,714

(1)	Ratios are calculated on an annualized basis.

(2)	Non-interest expense divided by the sum of net interest income before provision for loan losses plus non-interest income.

(3)	Non-interest expense for the nine months ended September 30, 2008 includes a $1.26 million impairment charge on investment

HERITAGE FINANCIAL CORPORATION

FINANCIAL STATISTICS

(Dollar amounts in thousands; unaudited)

Loan Portfolio Composition

	September 30, 2008	% of Total	December 31, 2007	% of Total
Commercial	$445,948	54.9%	$421,405	54.0%
Real estate mortgages
One-to-four family residential	57,727	7.1%	57,579	7.4%
Five or more family residential and commercial properties	160,879	19.8%	163,715	21.0%

Total real estate mortgages	218,606	26.9%	221,294	28.4%
Real estate construction
One-to-four family residential	77,790	9.6%	82,165	10.6%
Five or more family residential and commercial properties	52,009	6.4%	40,342	5.2%

Total real estate construction	129,799	16.0%	122,507	15.8%
Consumer	20,106	2.4%	16,641	2.1%

Gross loans	814,459	100.2%	781,847	100.3%
Less: deferred loan fees	(1,926)	-0.2%	(2,081)	-0.3%

Total loans	$812,533	100.0%	$779,766	100.0%

Deposit Composition
	September 30, 2008	% of Total	December 31, 2007	% of Total
Non-interest demand deposits	$108,844	13.7%	$110,463	14.2%
NOW accounts	130,166	16.4%	117,702	15.2%
Money market accounts	123,534	15.5%	112,884	14.5%
Savings accounts	98,931	12.4%	75,419	9.7%
Certificates of deposit accounts	333,590	42.0%	359,812	46.4%

Total deposits	$795,065	100.0%	$776,280	100.0%